Exhibit 99.1
Wheels Up Announces Third Quarter Results
Business transformation crosses an inflection point with Signature fleets delivering the majority of Wheels Up’s third quarter private jet flight revenue
Operational performance achieves new records and continues to set industry standards, generating over 160 Brand Days year to date through September
Continuing investment in fleet growth and customer experience supported by landmark order for six factory-new Phenom 300E aircraft from Embraer
Delta provided an additional $100 million revolving credit facility to the company, reinforcing Delta’s commitment to the strategic partnership for the next phase of Wheels Up’s business transformation

ATLANTA – November 5, 2026 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the third quarter of 2026. Highlights of the quarter, including GAAP results, non-GAAP financial measures and key operating metrics, are on pages three and four and incorporated herein.

Commentary from Wheels Up’s Chief Executive Officer George Mattson about the Company’s financial and operating results for the third quarter of 2026 is included in an Investor Letter that can be found on Wheels Up’s Investor Relations website at https://investors.wheelsup.com.

Third Quarter 2026 Results
•GAAP Revenue of $164.8 million, a reduction of 11% year-over-year, ~3% of which was attributable to the disposition of non-core services businesses in third quarter of 2025.
•Private Jet Flight revenue of $143.9 million declined by 7% for the quarter as premium Phenom and Challenger fleet revenue increased by 120%, outpacing 79% growth in those fleet types from 24 to 43 aircraft year-over-year, while legacy fleet revenue declined by 44% as the company winds down its legacy programs.
•Total Gross Bookings (the total gross spend on private jet flight services, including private jet charter, group charter and cargo services) of $225.4 million was down 15% year-over-year, primarily reflecting lower group charter, cargo and on-demand charter volume.
•Gross profit of $15.2 million improved by $16 million versus the prior year period, with results impacted by approximately $3 million of business transformation-related expenses. Net loss of $89.4 million, or $(2.48) per share, increased by approximately $6 million versus the prior year period.
•Adjusted Contribution of $27.0 million, a 15% improvement from the prior year period, and Adjusted Contribution Margin of 16.4%, versus 12.7% in the prior year period. The Company estimates approximately 3 points of year-over-year margin pressure came from the prior year sale of non-core services businesses (~1 point) and transitory inefficiencies from the ongoing business transformation (~2 points).
•Adjusted EBITDAR loss of $13.2 million, a 44% improvement compared to the prior year period, primarily driven by a more streamlined fleet of Phenoms and Challengers that produced a 31% increase in Utility in the third quarter of 2026 compared to the prior year period and the impact of efficiency, productivity and cost reduction initiatives implemented over the last several quarters.

“The third quarter marked an important inflection point for Wheels Up as the strategic actions we took earlier this year began to translate into stronger commercial and operational performance,” said George Mattson, Wheels Up Chief Executive Officer. “Signature revenue and memberships surpassed legacy revenue and memberships for the first time, demand for our premium fleet continued to scale, Adjusted Contribution Margin improved significantly despite transitory headwinds from the wind-down of legacy programs, and we delivered improvement across all operational performance metrics. As we look ahead to 2027, we are focused on completing the full sunset of legacy membership programs and continuing to scale the Wheels Up Signature Membership, expanding high-quality revenue, improving productivity, maximizing the value driven by our premium fleet, and deepening our strategic partnership with Delta Air Lines to support long-term profitable growth.”

Business Highlights
•Continued to invest in the premium fleet transition. Today, Wheels Up announced a landmark order for six factory-new Embraer Phenom 300E aircraft, expected to be delivered in the third and fourth quarters of 2027, to help ensure planned capacity keeps pace with expected demand from members and customers.
•Secured an additional $100 million revolving credit facility commitment from Delta. Today, Wheels Up announced that Delta Air Lines has committed an additional $100 million revolving credit facility to the company, expanding its financial support to help accelerate the impact of Wheels Up’s ongoing business transformation.
•Reached an inflection point in the strategic product transition. The Wheels Up Signature Membership program has grown to more than 1,500 members(1), a 130% increase year to date through September, while legacy memberships have declined by 62% following the announced wind-down of legacy programs and fleet in April.
•Maintained best-in-class operational excellence. Wheels Up achieved a Completion Rate of 99.3% (up ~1 point year-over-year) and On-Time Performance (A-30), or arrival within 30 minutes of the scheduled time, of 86.4% (up nearly 4 points year-over-year). Through the end of September 2026, the Company had recorded 163 Brand Days, or days with a perfect Completion Rate and no operational cancellations.
•Received recognition from customers on the exceptional performance and customer experience. Wheels Up was honored as the sixth ranked airline in the United States in the 2026 Condé Nast Traveler Readers' Choice Awards.
•Evolved the brand identity to reflect progress made on Wheels Up’s business transformation. Launched The Right Way to Fly in early October, a refreshed brand campaign that reflects the differentiated customer value proposition, operational reliability, service and premium experience increasingly associated with the Wheels Up platform.
•Developed an industry-aligned sustainability solution for customers. In September, Wheels Up announced that an enhanced Sustainable Aviation Fuel (SAF) program will be its primary sustainability offering, replacing the previous carbon offsetting program. SAF is widely viewed as one of the most effective solutions currently available for reducing aviation emissions. Wheels Up’s SAF program is made possible by the partnership with Delta, which provides access to its SAF supply through an on-demand book-and-claim system, regardless of operator or departure airport.

__________________
(1)    Reflects Wheels Up Signature members and Custom Enterprise Solutions accounts modeled after Wheels Up Signature Membership.

Financial and Operating Highlights(1)

	Three Months Ended September 30,
(in thousands, except Live Flight Legs, Private Jet Gross Bookings per Live Flight Leg, Utility and percentages)	2026	2025	% Change
Total Gross Bookings	$225,417	$266,627	(15)%

Private Jet Gross Bookings	$178,361	$209,695	(15)%

Live Flight Legs	7,774	11,593	(33)%

Private Jet Gross Bookings per Live Flight Leg	$22,943	$18,088	27%

Utility(2)	56.3	43.1	31%

Completion Rate	99.3%	98.5%	1 pp

On-Time Performance (A-30)	86.4%	82.7%	4 pp

On-Time Performance (D-60)	94.9%	89.0%	6 pp

3+ Hour Delay Rate	1.3%	2.1%	(1) pp

	Nine Months Ended September 30,
	2026	2025	% Change
Total Gross Bookings	$734,408	$770,477	(5)%

Private Jet Gross Bookings	$562,210	$623,314	(10)%

Live Flight Legs	24,216	34,459	(30)%

Private Jet Gross Bookings per Live Flight Leg	$23,216	$18,089	28%

	Three Months Ended September 30,
(In thousands, except percentages)	2026	2025	$ Change		% Change
Revenue	$164,787	$185,486	$(20,699)		(11)%
Gross profit	$15,165	$(1,318)	$16,483		n/m
Adjusted Contribution	$27,039	$23,500	$3,539		15%
Adjusted Contribution Margin	16.4%	12.7%	N/A	3.7	pp
Net loss	$(89,442)	$(83,730)	$(5,712)		(7)%
Adjusted EBITDA	$(18,882)	$(26,942)	$8,060		30%
Adjusted EBITDAR	$(13,202)	$(23,369)	$10,167		44%

	Nine Months Ended September 30,
(In thousands, except percentages)	2026	2025	$ Change		% Change
Revenue	$515,708	$552,653	$(36,945)		(7)%
Gross profit	$22,742	$(230)	$22,972		n/m
Adjusted Contribution	$64,358	$69,011	$(4,653)		(7)%
Adjusted Contribution Margin	12.5%	12.5%	N/A	—	pp
Net loss	$(279,649)	$(265,342)	$(14,307)		(5)%
Adjusted EBITDA	$(75,598)	$(88,823)	$13,225		15%
Adjusted EBITDAR	$(53,928)	$(75,974)	$22,046		29%
Net cash used in operating activities	$(208,345)	$(147,926)	$(60,419)		(41)%
__________________
(1)For information regarding Wheels Up’s use and definitions of our key operating metrics and non-GAAP financial measures, see “Definitions of Key Operating Metrics,” “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
(2)For the three months ended September 30, 2026, Utility for the Embraer Phenom 300 series and Bombardier Challenger 300 series aircraft in our controlled fleet were 55.8 and 66.9 hours, respectively. For the three months ended September 30, 2025, Utility for the Embraer Phenom 300 series, Bombardier Challenger 300 series and legacy fleet aircraft in our controlled fleet were 55.7, 52.6 and 39.5 hours, respectively. We retired our legacy fleets from revenue service in April 2026.
N/A    Not applicable

About Wheels Up
Wheels Up is a leading global provider of on-demand private aviation with a large, diverse fleet and a network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs as well as premium commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides cargo services to a range of clients, including individuals and government organizations, via Air Partner Cargo. With the Wheels Up app and website, members can easily search, book, and fly. For more information, visit www.wheelsup.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements provide current expectations of future circumstances or events based on certain assumptions and include any statement, projection or forecast that does not directly relate to any historical or current fact. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, “we”, “us”, “our” or the “Company”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: (i) Wheels Up’s growth plans, market conditions in the private aviation industry and the anticipated success of Wheels Up’s sales efforts and service offerings, including its membership program and charter solutions; (ii) Wheels Up’s ongoing business transformation, including its efforts to scale its premium aircraft fleet, dispose of retired legacy aircraft and implement operational efficiency and cost control initiatives, and its ability to execute such transformation on the timeline that it currently anticipates and realize the anticipated commercial, financial and operational benefits during and after the expected period of transition; (iii) the potential benefits or impacts to Wheels Up from strategic actions, including, among others, acquisitions and divestitures, new debt or equity financings, refinancings of existing debt and commercial arrangements; (iv) aircraft that Wheels Up is under contract to acquire or expects to acquire in the future, including its ability to consummate such acquisitions on the timeline it currently expects and fund the purchase price for such aircraft using available cash on-hand or other sources of available liquidity, including current or future debt financings, and the anticipated future business, financial and operational benefits to Wheels Up due to the acquisition of such aircraft; (v) Wheels Up’s ability to achieve its financial goals on the most recent schedule that it has announced; (vi) Wheels Up’s future liquidity, working capital levels, cash flows, debt and capital resources, and its ability to perform under its contractual and debt obligations in the future; and (vii) the impacts of general economic and geopolitical conditions on Wheels Up’s business and the aviation industry, including due to, among others, changes in interest rates, inflation, foreign currencies, taxes, tariffs and trade policies, domestic and foreign hostilities, government shutdowns or funding changes, and other factors that influence consumer and business spending decisions or cost dynamics. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up under Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2026, under Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2026 filed with the SEC on August 5, 2026 and in our other filings with the SEC. It is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this press release.
Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted EBITDAR, Adjusted Contribution and Adjusted Contribution Margin. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to any performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures,” respectively, in this press release. Wheels Up believes that these non-GAAP financial measures provide useful supplemental information to investors about Wheels Up. However, there are certain limitations related to the use of these non-GAAP financial measures and their nearest GAAP measures, including that they exclude significant expenses that are required to be recorded in Wheels Up’s financial measures under GAAP. Other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Accordingly, you are cautioned not to place undue reliance on this information. In addition, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
For more information on these non-GAAP financial measures, see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included in this press release.
Contacts
Investors:
ir@wheelsup.com
Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended September 30,		Change in
	2026	2025	$	%
Revenue	$164,787	$185,486	$(20,699)	(11)%

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	136,951	172,878	(35,927)	(21)%
Technology and development	8,932	10,170	(1,238)	(12)%
Sales and marketing	21,533	22,084	(551)	(2)%
General and administrative	35,779	31,982	3,797	12%
Depreciation and amortization	12,671	13,926	(1,255)	(9)%
Impairment on legacy fleet retirement	—	—	—	—%
(Gain) on sale of aircraft held for sale	(292)	(3,737)	3,445	(92)%
Loss (gain) on disposal of assets, net	(478)	(480)	2	—%
Total costs and expenses	215,096	246,823	(31,727)	(13)%

Loss from operations	(50,309)	(61,337)	11,028	18%

Other (expense) income
Loss on extinguishment of debt	(57)	(19)	(38)	200%
Gain (loss) on divestiture	—	1,833	(1,833)	n/m
Change in fair value of warrant liability	20	—	20	n/m
Interest income	322	631	(309)	(49)%
Interest expense	(39,133)	(23,510)	(15,623)	66%
Other (expense) income, net	(81)	4	(85)	n/m
Total other (expense) income	(38,929)	(21,061)	(17,868)	85%

Loss before income taxes	(89,238)	(82,398)	(6,840)	(8)%

Income tax benefit (expense)	(204)	(1,332)	1,128	85%

Net loss	(89,442)	(83,730)	(5,712)	(7)%
Less: Net loss attributable to non-controlling interests	—	—	—	—%
Net loss attributable to Wheels Up Experience Inc.	$(89,442)	$(83,730)	$(5,712)	(7)%

Net loss per share of Class A common stock:
Basic and diluted	$(2.48)	$(2.38)	$(0.10)	(4)%

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	36,123,374	35,190,671	932,703	2.7%
__________
n/m    Not meaningful.

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Nine Months Ended September 30,		Change in
	2026	2025	$	%
Revenue	$515,708	$552,653	$(36,945)	(7)%

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	456,461	505,257	(48,796)	(10)%
Technology and development	26,513	30,052	(3,539)	(12)%
Sales and marketing	70,463	68,630	1,833	3%
General and administrative	94,282	119,031	(24,749)	(21)%
Depreciation and amortization	36,505	47,626	(11,121)	(23)%
Impairment on legacy fleet retirement	12,736	—	12,736	n/m
(Gain) on sale of aircraft held for sale	(3,390)	(12,491)	9,101	(73)%
Loss (gain) on disposal of assets, net	4,194	(3,749)	7,943	(212)%
Total costs and expenses	697,764	754,356	(56,592)	(8)%

Loss from operations	(182,056)	(201,703)	19,647	(10)%

Other (expense) income
Loss on extinguishment of debt	(99)	(79)	(20)	25%
(Loss) gain on divestiture	(507)	1,833	(2,340)	(128)%
Change in fair value of warrant liability	20	—	20	n/m
Interest income	1,130	2,615	(1,485)	(57)%
Interest expense	(97,390)	(65,474)	(31,916)	49%
Other (expense) income, net	(153)	(165)	12	(7)%
Total other (expense) income	(96,999)	(61,270)	(35,729)	58%

Loss before income taxes	(279,055)	(262,973)	(16,082)	6%

Income tax benefit (expense)	(594)	(2,369)	1,775	(75)%

Net loss	(279,649)	(265,342)	(14,307)	5%
Less: Net loss attributable to non-controlling interests	—	—	—	—%
Net loss attributable to Wheels Up Experience Inc.	$(279,649)	$(265,342)	$(14,307)	5%

Net loss per share of Class A common stock:
Basic and diluted	$(7.72)	$(7.57)	$(0.15)	(2)%

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	36,226,531	35,044,487	1,182,044	3.4%

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$51,811	$133,926
Accounts receivable, net	30,123	24,249
Parts and supplies inventories	2,056	11,586
Aircraft held for sale	66,223	18,463
Prepaid expenses	21,723	27,091
Other current assets	19,219	34,042
Total current assets	191,155	249,357
Property and equipment, net	255,732	219,729
Operating lease right-of-use assets	100,618	111,886
Goodwill	209,027	209,897
Intangible assets, net	60,209	75,102
Restricted cash	30,581	30,577
Other non-current assets	69,221	72,266
Total assets	$916,543	$968,814

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$23,737	$19,039
Accounts payable	18,946	20,443
Accrued expenses	88,145	104,010
Deferred revenue, current	595,206	738,852
Other current liabilities	28,495	25,212
Total current liabilities	754,529	907,556
Long-term debt, net	683,980	316,358
Operating lease liabilities, non-current	107,352	121,067
Other non-current liabilities	7,864	15,934
Total liabilities	1,553,725	1,360,915

Equity:
Common Stock, $0.0001 par value; 75,000,000 authorized; 36,441,397 and 36,179,503 issued and 36,333,702 and 36,100,887 shares outstanding as of September 30, 2026 and December 31, 2025, respectively	4	4
Additional paid-in capital	2,056,683	2,020,476
Accumulated deficit	(2,676,761)	(2,397,112)
Accumulated other comprehensive loss	(6,987)	(5,633)
Treasury stock, at cost, 107,695 and 78,616 shares, respectively	(10,121)	(9,836)
Total Wheels Up Experience Inc. stockholders’ equity	(637,182)	(392,101)
Non-controlling interests	—	—
Total equity	(637,182)	(392,101)
Total liabilities and equity	$916,543	$968,814

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net loss	$(279,649)	$(265,342)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	36,505	47,626
Equity-based compensation	36,207	33,455
Payment-in-kind interest	96,208	40,289
Amortization of deferred financing costs and debt discount	37,121	10,698
Impairment on legacy fleet retirement	12,736	—
Gain on sale of aircraft held for sale	(6,772)	(14,854)
Reserve for excess and obsolete inventory	4,214	—
Loss (gain) on disposal of assets, net	4,276	(3,076)
Impairment of right-of-use assets	—	20,218
Gain (loss) on divestiture	507	(1,833)
Other	4,806	3,131
Changes in assets and liabilities:
Accounts receivable	(7,194)	(5,481)
Parts and supplies inventories	5,315	(730)
Prepaid expenses	7,813	1,314
Other non-current assets	2,965	7,173
Accounts payable	(1,217)	1,103
Accrued expenses	(16,096)	9,771
Deferred revenue	(145,840)	(40,634)
Other assets and liabilities	(250)	9,246
Net cash used in operating activities	(208,345)	(147,926)

Cash flows from investing activities:
Purchases of property and equipment	(169,182)	(53,740)
Capitalized software development costs	(4,938)	(9,144)
Proceeds from sale of divested business, net	(204)	20,689
Proceeds from sale of aircraft held for sale, net	62,633	84,429
Other	—	1,150
Net cash (used in) provided by investing activities	(111,691)	43,384

Cash flows from financing activities:
Purchase of shares for treasury	(284)	(1,090)
Proceeds from sales of shares of Common Stock	—	47,597
Proceeds from long-term debt	401,849	33,906
Repayments of long-term debt	(159,735)	(68,997)
Payment of debt issuance costs	(3,124)	(40)
Net cash provided by financing activities	238,706	11,376

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(781)	2,476

Net decrease in cash, cash equivalents and restricted cash	(82,111)	(90,690)
Cash, cash equivalents and restricted cash, beginning of period	164,503	246,468
Cash, cash equivalents and restricted cash, end of period	$82,392	$155,778

Supplemental disclosure of cash flow information:
Cash paid for interest	$9,867	$14,629

Definitions of Key Operating Metrics
In addition to financial measures, we regularly review certain key operating metrics to evaluate our business, determine the allocation of resources and make decisions regarding business strategies. We believe that these metrics can be useful for understanding the underlying trends in our business. Definitions of our key operating metrics are below. From time to time, we may adjust the definitions and calculations of our key operating metrics to reflect changes in our business or new data types, or to improve the accuracy and usefulness of such metrics. Our calculation of our key operating metrics may not be comparable to similarly titled measures reported by other companies.
Total Gross Bookings and Private Jet Gross Bookings. We define Total Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings, all group charter flights, which are charter flights with 15 or more passengers (“Group Charter Flights”), and all cargo flight services (“Cargo Services”). We believe Total Gross Bookings provides useful information about the scale of the overall global aviation solutions that we provide our members and customers.
We define Private Jet Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings (excluding Group Charter Flights and Cargo Services). We believe Private Jet Gross Bookings provides useful information about the aggregate amount our members and customers spend with Wheels Up versus our competitors.
For each of Total Gross Bookings and Private Jet Gross Bookings, the total gross spend by our members and customers is the amount invoiced to the member or customer and includes the cost of the flight and related services, such as catering, ground transportation, certain taxes, fees and surcharges. We use Total Gross Bookings and Private Jet Gross Bookings for historical period-to-period comparisons of our business and to identify trends, including relative to our competitors.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating private jet flight legs in the applicable period, excluding empty repositioning legs, Group Charter Flights and Cargo Services. We believe Live Flight Legs is a useful metric to measure the scale and usage of our platform, and our ability to generate Flight revenue.
Private Jet Gross Bookings per Live Flight Leg. We use Private Jet Gross Bookings per Live Flight Leg to measure the average gross spend by our members and customers on all private jet flight services under our membership program and charter offerings for each Live Flight Leg.
Utility. We define Utility for the applicable period as the total revenue generating flight hours flown on our controlled aircraft fleet, excluding empty repositioning legs, divided by the monthly average number of available aircraft in our controlled aircraft fleet. Utility is expressed as a monthly average. We measure the revenue generating flight hours for a given flight on our controlled aircraft as the actual flight time from takeoff to landing. We determine the number of aircraft in our controlled aircraft fleet available for revenue generating flights at the end of the applicable month and exclude aircraft then classified as held for sale. We use Utility to measure the efficiency of our operations, our ability to generate a return on our assets and the impact of our fleet modernization strategy.
Completion Rate. We define Completion Rate as the percentage of total scheduled flights operated and completed, excluding customer-initiated flight cancellations.
On-Time Performance (A-30). We define On-Time Performance (A-30) as the percentage of total flights flown that arrived within 30 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.
On-Time Performance (D-60). We define On-Time Performance (D-60) as the percentage of total flights flown that departed within 60 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.
3+ Hour Delay Rate. We define 3+ Hour Delay Rate as the percentage of total flights flown that were impacted by a departure delay of longer than three hours after the scheduled departure time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.

Definitions of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDAR. We calculate Adjusted EBITDA as Net income (loss) adjusted for (i) Interest income (expense), (ii) Income tax expense, (iii) Depreciation and amortization, (iv) Equity-based compensation expense and (v) other items not indicative of our ongoing operating performance, including but not limited to, restructuring and integration-related charges and non-cash gains and losses on sales of aircraft or other assets. We calculate Adjusted EBITDAR as Adjusted EBITDA, as further adjusted for aircraft lease costs.

We include Adjusted EBITDA and Adjusted EBITDAR as supplemental measures for, among others, assessing operating performance, for strategic internal planning, annual budgeting, allocating resources and making operating decisions, for bonus program target achievement determinations and as performance metrics for certain equity incentive compensation awards, and as useful information for historical period-to-period comparisons of our business, as each measure removes the effect of certain non-cash expenses and other items not indicative of our ongoing operating performance.

Adjusted EBITDAR is included as a supplemental measure, because we believe it provides an alternate presentation to adjust for the effects of financing in general and the accounting effects of capital spending and acquisitions of aircraft, which may be acquired outright, acquired subject to acquisition debt, including under the Revolving Equipment Notes Facility (as defined in our SEC filings), by capital lease or by operating lease, each of which may vary significantly between periods and results in a different accounting presentation.

Beginning with the three months ended June 30, 2026, we began including (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt as adjustments in the reconciliation of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss. (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt, as presented for purposes of the Adjusted EBITDA and Adjusted EBITDAR non-GAAP reconciliations, are non-operating items that are included in the computation of Net loss in the condensed consolidated statements of operations. Management believes that including (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt in the non-GAAP reconciliation of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss improves the usefulness and clarity of our non-GAAP financial measures by removing the impact of accounting gains or losses generated from aircraft dispositions and related debt repayments that are not indicative of our core operating performance. Prior period Adjusted EBITDA and Adjusted EBITDAR amounts for the three and nine months ended September 30, 2025 presented herein have been recast to reflect this change. This update has no effect on any of our previously reported GAAP results. Please refer to the amended reconciliations furnished as Exhibit 99.1 to our Current Report on Form 8-K/A filed with the SEC on October 9, 2026 for historical non-GAAP reconciliations of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss for the quarterly periods beginning with the three months ended March 31, 2024 through the three months ended March 31, 2026 and for the years ended December 31, 2025 and 2024.
Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as Gross profit (loss) excluding Depreciation and amortization and adjusted further for equity-based compensation included in Cost of revenue and other items included in Cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total Revenue.

We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance and for the following: to be used to understand our ability to achieve profitability over time through scale and leveraging costs; and to provide useful information for historical period-to-period comparisons of our business and to identify trends.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDAR
The following table reconciles each of Adjusted EBITDA and Adjusted EBITDAR to Net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(89,442)	$(83,730)	$(279,649)	$(265,342)
Add back (deduct):
Interest expense	39,133	23,510	97,390	65,474
Interest income	(322)	(631)	(1,130)	(2,615)
Income tax (benefit) expense	204	1,332	594	2,369
Other expense (income), net	81	(4)	153	165
Depreciation and amortization	12,671	13,926	36,505	47,626
Change in fair value of warrant liability	(20)	—	(20)	—
(Gain) loss on divestiture	—	(1,833)	507	(1,833)
Impairment on legacy fleet retirement	—	—	12,736	—
Gain on sale of aircraft held for sale	(292)	(3,737)	(3,390)	(12,491)
Loss on extinguishment of debt	57	19	99	79
Loss (gain) on disposal of assets, net	(478)	(480)	4,194	(3,749)
Equity-based compensation expense	12,276	12,499	36,207	33,455
Integration and transformation expense(1)	1,139	2,866	1,819	4,232
Fleet modernization expense(2)	—	8,697	—	21,816
Legacy fleet retirement(3)	5,385	—	16,460	—
Other(4)	726	624	1,927	21,991
Adjusted EBITDA(5)	$(18,882)	$(26,942)	$(75,598)	$(88,823)
Aircraft lease costs(6)	5,680	3,573	21,670	12,849
Adjusted EBITDAR(5)	$(13,202)	$(23,369)	$(53,928)	$(75,974)
__________________
(1)Consists of expenses associated with our global integration efforts, including charges for employee separation programs and third-party advisor costs.
(2)Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.
(3)Includes expenses related to the retirement of our legacy aircraft as part of our fleet transition and efficiency and cost reduction initiatives.
(4)For the three and nine months ended September 30, 2026, primarily consists of ongoing lease costs for our former New York City corporate office space, which we vacated during the first quarter of 2025. For the nine months ended September 30, 2025, primarily includes a one-time $20.2 million non-cash pre-tax right-of-use asset impairment charge associated with our former New York City corporate office space.
(5)Beginning with the three months ended June 30, 2026, we began including (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt as adjustments in the reconciliation of each of Adjusted EBITDA and Adjusted EBITDAR to Net loss. Prior period Adjusted EBITDA and Adjusted EBITDAR amounts have been recast to reflect this change. Adjusted EBITDA and Adjusted EBITDAR, as previously reported without any adjustment for (Gain) loss on sale of aircraft held for sale and Loss on extinguishment of debt, for the three months ended September 30, 2025, were $(23.2) million and $(19.7) million, respectively, and for the nine months ended September 30, 2025, were $(76.4) million and $(63.6) million, respectively.
(6)Aircraft lease costs are reflected in Cost of revenue on the condensed consolidated statement of operations for the applicable period.

Refer to “Supplemental Expense Information” below, for further information.

Adjusted Contribution and Adjusted Contribution Margin
The following table reconciles Adjusted Contribution to Gross profit (loss), which is the most directly comparable GAAP measure (in thousands, except percentages):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$164,787	$185,486	$515,708	$552,653
Less: Cost of revenue	(136,951)	(172,878)	(456,461)	(505,257)
Less: Depreciation and amortization	(12,671)	(13,926)	(36,505)	(47,626)
Gross profit (loss)	15,165	(1,318)	22,742	(230)
Gross margin	9.2%	(0.7)%	4.4%	—%
Add back (deduct):
Depreciation and amortization	12,671	13,926	36,505	47,626
Equity-based compensation expense in Cost of revenue	64	24	174	202
Integration and transformation expense in Cost of revenue(1)	—	2,523	15	2,886
Fleet modernization expense in Cost of revenue(2)	—	8,681	—	19,463
Legacy fleet retirement-related expenses in Cost of revenue(3)	(861)	—	4,922	—
Other in Cost of revenue(4)	—	(336)	—	(936)
Adjusted Contribution	$27,039	$23,500	$64,358	$69,011
Adjusted Contribution Margin	16.4%	12.7%	12.5%	12.5%
__________________
(1)Consists of expenses associated with our global integration efforts, including charges for employee separation programs.
(2)Consists of expenses incurred in connection with the execution of our fleet modernization strategy, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.
(3)Includes expenses related to the retirement of our legacy aircraft as part of our fleet transition and efficiency and cost reduction initiatives.
(4)Consists of amounts recovered on Parts and supplies inventory reserved during prior periods related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives, including fleet modernization.

Supplemental Revenue Information

	Three Months Ended September 30,		Change in
	2026	2025	$	%
Memberships	$3,970	$6,313	$(2,343)	(37)%
Flights, net of discounts and incentives	143,898	155,169	(11,271)	(7)%
Other	16,919	24,004	(7,085)	(30)%
Total Revenue	$164,787	$185,486	$(20,699)	(11)%

	Nine Months Ended September 30,		Change in
	2026	2025	$	%
Memberships	$15,399	$22,976	$(7,577)	(33)%
Flights, net of discounts and incentives	445,145	461,067	(15,922)	(3)%
Other	55,164	68,610	(13,446)	(20)%
Total Revenue	$515,708	$552,653	$(36,945)	(7)%

Supplemental Expense Information

(In thousands)	Three Months Ended September 30, 2026
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$64	$115	$441	$11,656	$12,276
Integration and transformation expense	—	—	—	1,139	1,139
Legacy fleet retirement	(861)	—	—	6,246	5,385
Other	—	—	—	726	726

(In thousands)	Nine Months Ended September 30, 2026
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$174	$579	$1,008	$34,446	$36,207
Integration and transformation expense	15	32	429	1,343	1,819
Legacy fleet retirement	4,922	—	—	11,538	16,460
Other	—	—	—	1,927	1,927

(In thousands)	Three Months Ended September 30, 2025
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$24	$406	$290	$11,779	$12,499
Integration and transformation expense	2,523	—	—	343	2,866
Fleet modernization expense	8,681	—	—	16	8,697
Other	(336)	—	—	960	624

(In thousands)	Nine Months Ended September 30, 2025
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$202	$1,170	$790	$31,293	$33,455
Integration and transformation expense	2,886	—	500	846	4,232
Fleet modernization expense	19,463	—	72	2,281	21,816
Other	(936)	—	—	22,927	21,991